UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2013

OPTIMER PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-33291	33-0830300
(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, Suite 3501, Jersey City, NJ 07302

(Address of principal executive offices, including zip code)

(201) 333-8819

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

This disclosure is being filed in connection with Optimer Pharmaceuticals, Inc.’s (“Optimer”) entry into a memorandum of understanding (the “Memorandum of Understanding”) regarding the settlement of certain litigation relating to the Agreement and Plan of Merger, dated as of July 30, 2013 (the “Merger Agreement”), by and among Optimer, Cubist Pharmaceuticals, Inc. (“Cubist”) and PDRS Corporation. As previously disclosed on page 72 of the Definitive Proxy Statement on Schedule 14A filed by Optimer with the Securities and Exchange Commission on September 18, 2013 (the “Proxy Statement”), several virtually identical putative stockholder class action complaints related to the merger contemplated by the Merger Agreement (the “Merger”) have been filed in the Court of Chancery of the State of Delaware and the Superior Court of the State of New Jersey. On September 12, 2013, the New Jersey court entered an order consolidating those actions and appointing a lead plaintiff. On September 13, 2013, the Delaware court separately entered an order consolidating those actions and appointing a lead plaintiff. After the plaintiffs in the Delaware and New Jersey actions reached an agreement to coordinate certain pre-trial proceedings, on September 13, 2013, the parties entered into a stipulation in the New Jersey action providing for limited, expedited discovery and a schedule for the filing of any motion seeking a preliminary injunction in advance of an October 15, 2013 hearing date.  The complaints generally seek, among other things, equitable relief to enjoin Optimer and Cubist from consummating the Merger on the agreed-upon terms and an award of attorneys’ fees.

Optimer entered into the Memorandum of Understanding with the plaintiffs in each of the actions regarding the settlement of all of the lawsuits on October 14, 2013.

Optimer believes that no supplemental disclosure to the Proxy Statement is required under applicable laws. However, to avoid the risk of litigation delaying or adversely affecting the Merger and to minimize the expense of defending such action, Optimer has agreed, pursuant to the terms of the proposed settlement and memorialized in the Memorandum of Understanding, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The Memorandum of Understanding provides that the litigation in question will be dismissed with prejudice in connection with final approval of the settlement by the court.

SUPPLEMENT TO PROXY STATEMENT

The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement. Terms used below have the meanings set forth in the Proxy Statement, unless otherwise defined below.

The following disclosure supplements and restates the first sentence of the third paragraph on page 38 of the Proxy Statement under the heading “Background of the Merger”:

After discussions between Optimer and Cubist, Optimer entered into the co-promotion agreement regarding DIFICID with Cubist on April 5, 2011, pursuant to which Cubist was granted access to, among other things, certain non-public information relating to the commercialization of DIFICID, including certain target account information, formulary status information and marketing strategies.

The following disclosure is inserted after the third sentence of the second full paragraph on page 39 of the Proxy Statement under the heading “Background of the Merger”:

Under Optimer’s governing documents, unless a director agrees to resign, a director may only be removed “for cause” and, even then, only by the affirmative vote of the holders of at least 66 2/3% of Optimer’s voting stock. The Optimer board has not sought the consent of Optimer stockholders to remove Dr. Chang from the Optimer board for cause.

The following disclosure supplements and restates the fifth sentence of the fourth full paragraph on page 41 of the Proxy Statement under the heading “Background of the Merger”:

Of the 37 parties, 19 parties expressed an interest in a potential transaction with Optimer, and each was sent a draft non-disclosure agreement, which contained, among other things, a customary standstill provision that would expire in the event Optimer entered into a definitive transaction agreement.

The following disclosure is inserted after the fourth sentence of the first paragraph on page 42 of the Proxy Statement under the heading “Background of the Merger”:

Most of the contacted parties raised questions about the investigations and their status.  The contacted parties that declined to execute a non-disclosure agreement or submit an indication of interest gave a variety of different reasons for declining to proceed further with their evaluation of Optimer at that time.  Among other business and financial reasons cited by these contacted parties regarding their decision not to proceed, most of the parties also cited perceived potential adverse business, reputational and/or financial consequences associated with the ongoing investigation regarding potential violations of certain applicable laws, including the FCPA.

The following disclosure is inserted after the first sentence of the fourth full paragraph on page 42 of the Proxy Statement under the heading “Background of the Merger”:

The electronic data room contained customary due diligence materials, such as organizational documents, certain financial information, regulatory correspondence, material contracts and certain other non-public information concerning Optimer and its operations.

The following disclosure is inserted after the fifth sentence of the second paragraph on page 45 of the Proxy Statement under the heading “Background of the Merger”:

Optimer had previously disclosed that it intended to let the co-promotion agreement expire in accordance with its terms on July 31, 2013, with no renewal.  Optimer also had publicly disclosed its intentions to evaluate expanding its field force to cover hospitals previously covered only by a Cubist representative pursuant to the co-promotion agreement.  Mr. Bonney and Dr. McKinnell agreed that Cubist and Optimer would only enter into an extension of the co-promotion agreement in the event that Optimer and Cubist were concurrently entering into a merger agreement.  The rationale for such decision was that it would be advantageous to both parties to maximize promotional efforts for DIFICID during the pendency of the merger.  The extension of the co-promotion agreement also provided that Optimer could terminate the co-promotion agreement in the event that a higher bid emerged and Optimer chose to terminate the merger agreement.

The following disclosure is inserted after the last sentence of the first full paragraph on page 47 of the Proxy Statement under the heading “Background of the Merger”:

Accordingly, the Optimer board did not approach third parties about potential financing arrangements at that time.

The following disclosure supplements and restates the last sentence of the second full paragraph on page 49 of the Proxy Statement under the heading “Background of the Merger”:

After a full discussion by the Optimer board, the Optimer board voted to approve the merger.  One director, Dr. Michael Chang, was not present due to a prior scheduling conflict but advised Optimer management in advance of the meeting that he did not object to the proposed transaction.

The following disclosure is inserted after the third full paragraph on page 49 of the Proxy Statement under the heading “Background of the Merger”:

Upon the execution of the merger agreement, the standstill restrictions in each of the non-disclosure agreements that Optimer entered into with the 14 parties other than Cubist following the announcement of the strategic process expired by their terms without further action by Optimer.

On the same date, Cubist entered into a definitive agreement to acquire Trius Therapeutics, Inc.  Representatives of Centerview and Citigroup Global Markets Inc. acted as financial advisors to Trius Therapeutics, Inc.  It was not until after the announcement of the Trius Therapeutics, Inc. acquisition that the Optimer board learned of Centerview’s role as an advisor in the deal.  On September 11, 2013, Cubist completed its acquisition of Trius Therapeutics, Inc.

The following disclosure is inserted after the last bullet on page 53 of the Proxy Statement under the heading “Optimer’s Reasons for the Merger”:

the fact that the July 2013 forecasts of Optimer management described in the section entitled, “The Merger—Certain Optimer Forecasts” were significantly lower than the forecasts of Optimer management in June 2012 that were considered at the June 25, 2012 Optimer board meeting.  The June 2012 forecasts were largely based on the rapid commercialization of DIFICID following its July 2011 launch as the first drug approved by the U.S. Food and Drug Administration for the treatment of Clostridium difficile-associated diarrhea in 25 years, and the lower July 2013 forecasts took into consideration the fact that the growth of DIFICID had slowed, resulting in significantly lower operating results than had been projected by the June 2012 forecasts.

The following disclosure is inserted after the third sentence of the first full paragraph on page 56 of the Proxy Statement under the heading “Certain Optimer Forecasts”:

Optimer management assumed for purposes of certain financial forecasts that a follow-on equity offering would raise approximately $100 million, which Optimer management assumed would be sold at a price of $10.72 per share, which was the closing price of Optimer common stock on February 26, 2013, the day before the strategic review process was publicly announced.  Optimer management and its advisors express no view as to any share quantity or price per share that might be achievable in any future equity offering.  The actual price per share realized in any equity offering could vary significantly from the $10.72 per share assumed issuance price.

The following disclosure is inserted after the only sentence of the fourth full paragraph on page 56 of the Proxy Statement under the heading “Certain Optimer Forecasts”:

The free cash flow forecasts described in the “Summary Financial Forecasts” chart below were used by Optimer’s financial advisors in conducting the discounted cash flow analysis described under the section entitled, “The Merger—Opinions of Optimer’s Financial Advisors—Discounted Cash Flow Analysis” beginning on page 63 of this proxy statement/prospectus.

The following disclosure is inserted after the first sentence of the first paragraph on page 64 of the Proxy Statement under the heading “Discounted Cash Flow Analysis”:

For purposes of Optimer’s financial advisors’ analysis, “unlevered free cash flow” was calculated by taking net operating profit after tax, adding depreciation and amortization, subtracting capital expenditures and subtracting changes in working capital.

The following disclosure supplements and restates the last sentence of the first paragraph on page 64 of the Proxy Statement under the heading “Discounted Cash Flow Analysis”:

The inputs and assumptions used to derive this discount range were based on a capital asset pricing model.  The present value of the unlevered free cash flows, the NOLs and the terminal value was then adjusted for Optimer’s estimated cash of $77 million as of June 30, 2013, and an assumed follow-on equity offering in 2013 raising approximately $100 million in cash.  The present value of the NOLs and Optimer’s projected future tax losses was calculated to be from approximately $1.65 to $1.75 based on this analysis.

The following disclosure supplements and restates the last sentence and table on page 64 of the Proxy Statement under the heading “Public Company Analysis”:

The following tables represent the results of this analysis:

Peer Group	Median
Firm Value/2013E Revenue	3.9x
Firm Value/2014E Revenue	3.7x

	Firm Value/2013E Revenue Multiple	Firm Value/2014E Revenue Multiple
Acorda Therapeutics, Inc.	4.1x	3.5x
Amarin Corporation plc	14.8x	4.0x
Auxilium Pharmaceuticals, Inc.	3.6x	2.9x
Avanir Pharmaceuticals, Inc.	8.7x	5.7x
Cadence Pharmaceuticals, Inc.	6.2x	3.9x
Cubist Pharmaceuticals, Inc.	3.7x	3.4x
Ironwood Pharmaceuticals, Inc.	NM(1)	17.9x
The Medicines Company	2.7x	2.4x
United Therapeutics Corporation	3.2x	2.9x
Vivus, Inc.	NM(1)	6.5x

(1)         “NM” used for multiples greater than 20.0x.

The following disclosure supplements and restates the sentence and table immediately preceding the last paragraph on page 65 of the Proxy Statement under the heading “Public Company Analysis”:

The following tables represent the results of this analysis:

Precedent Transactions	Median
Firm Value/NTM Revenue	3.2x

Acquiror	Target	Firm Value/NTM Revenue Multiple
Auxilium Pharmaceuticals, Inc.	Actient Holdings LLC	4.4x
Jazz Pharmaceuticals plc	EUSA Pharma	3.8x
Bausch & Lomb Incorporated	ISTA Pharmaceuticals, Inc.	2.2x
Cubist Pharmaceuticals, Inc.	Adolor Corporation	3.6x
Merck & Co., Inc.	Inspire Pharmaceuticals, Inc.	3.6x
Kyowa Hakko Kirin Co., Ltd.	ProStrakan Group plc	2.7x
Axcan Holdings Inc.	Eurand N.V.	2.2x
Gilead Sciences, Inc.	CV Therapeutics, Inc.	6.1x
Endo Pharmaceuticals	Indevus Pharmaceuticals, Inc.	2.9x
Shionogi & Co., Ltd.	Sciele Pharma, Inc.	2.7x
TPG Capital	Axcan Pharma Inc.	2.9x
Actelion Ltd.	CoTherix, Inc.	3.9x

Cautionary Statement Regarding Forward-looking Statements

Statements included in this communication that are not a description of historical facts are forward-looking statements, including, without limitation, statements related to the proposed merger with Cubist Pharmaceuticals, Inc. Words such as “expect,” “anticipate,” “will,” “could,” “would,” “project,” “intend,” “plan,” “believe,” “predict,” “estimate,” “should,” “may,” “potential,” “continue,” “ongoing” or variations of such words and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Optimer that any of its plans will be achieved. These forward-looking statements are based on management’s expectations on the date of this release. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Optimer’s business including, without limitation, risks relating to: uncertainties associated with the proposed merger and related transactions, including uncertainties relating to the anticipated timing of the proposed merger and the satisfaction of the conditions to the consummation of the proposed merger, the ability to complete the proposed merger and the impact of the merger on Optimer’s business, employees, customers, suppliers and commercial partners and other risks detailed in Optimer’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and Optimer undertakes no obligation to update or revise these statements, except as may be required by law.

Additional Information and Where To Find It

This communication shall not constitute an offer of any securities for sale. In connection with the proposed merger, Optimer has filed a proxy statement/prospectus with the SEC, which Optimer has mailed to Optimer’s stockholders of record as of September 9, 2013. BEFORE MAKING ANY VOTING DECISION, OPTIMER’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED MERGER (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS), WHEN THEY BECOME AVAILABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Optimer’s stockholders and other investors may obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, from the SEC’s website at http://www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a request to Optimer, 101 Hudson Street, Suite 3501, Jersey City, NJ 07302, telephone: (201) 333-8819, or from Optimer’s website, http://www.optimerpharma.com.

Participants in Solicitation

Optimer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Optimer’s stockholders with respect to the proposed merger. Information about Optimer’s directors and executive officers and their ownership of Optimer’s common stock is set forth in the proxy/statement prospectus, as filed with the SEC on Schedule 14A on September 18, 2013. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed merger, which may be different than those of Optimer’s stockholders generally, may also be obtained by reading other relevant documents filed with the SEC regarding the proposed merger, when they become available. You may obtain free copies of the foregoing documents as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

	By:	/s/ Stephen W. Webster
Date: October 15, 2013		Stephen W. Webster
Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)